news release
EXHIBIT 99.1
FOR RELEASE AT 1:15 PM PDT
December 10, 2019
Chevron Announces $20 Billion Capital and Exploratory Budget for 2020

•	Disciplined capital allocation prioritizes high return, lower risk investments

•	Third consecutive year of flat capital spending

•	Capital allocation decisions and lower price outlook expected to result in non-cash after tax charges in fourth quarter 2019

SAN RAMON, Calif., Dec. 10, 2019 - Chevron Corporation today announced a 2020 organic capital and exploratory spending program of $20 billion. The 2020 budget supports a robust portfolio of upstream and downstream investments, highlighted by Chevron’s world-class Permian Basin position, the company’s major capital project at TCO in Kazakhstan, and an advantaged queue of deepwater opportunities in the Gulf of Mexico.
“We are positioning Chevron to win in any environment by ratably investing in the highest return, lowest risk projects in our portfolio. This will be the third consecutive year with organic capital spending held flat at $20 billion, continuing our capital discipline through the cycle. Our emphasis on short cycle investments is expected to deliver improved returns on capital and stronger free cash flow over the long term,” said Chevron Chairman and CEO Michael Wirth.
As a result of Chevron’s disciplined approach to capital allocation and a downward revision in its longer-term commodity price outlook, the company will reduce funding to various gas-related opportunities including Appalachia shale, Kitimat LNG, and other international projects. Chevron is evaluating its strategic alternatives for these assets, including divestment. In addition, the revised oil price outlook resulted in an impairment at Big Foot. Combined, these actions are estimated to result in non-cash, after tax impairment charges of $10 billion to $11 billion in its fourth quarter 2019 results, more than half related to the Appalachia shale.
“We believe the best use of our capital is investing in our most advantaged assets,” Wirth continued. “With capital discipline and a conservative outlook comes the responsibility to make the tough choices necessary to deliver higher cash returns to our shareholders over the long term.”

Details of the 2020 Capital and Exploratory Spending Program include:

Chevron 2020 Planned Capital & Exploratory Expenditures
$ Billions
U.S. Upstream	7.6
International Upstream	9.1
Total Upstream	16.8
U.S. Downstream	1.6
International Downstream	1.2
Total Downstream	2.8
Other	0.4
TOTAL (Including Chevron’s Share of Expenditures by Affiliated Companies)	20.0
Expenditures by Affiliated Companies	(6.2)
Cash Expenditures by Chevron Consolidated Companies	13.8
Upstream
In the upstream business, approximately $11 billion is forecasted to sustain and grow currently producing assets, including about $4 billion for Permian unconventional development and about $1 billion for other international unconventional development. Approximately $5 billion of the upstream program is planned for major capital projects underway, of which about 75 percent is associated with the Future Growth Project and Wellhead Pressure Management Project (FGP / WPMP) at the Tengiz field in Kazakhstan. Global exploration funding is expected to be about $1 billion.
Downstream
Approximately $2.8 billion of planned capital spending is associated with the company’s downstream businesses that refine, market, and transport fuels, and manufacture and distribute lubricants, additives and petrochemicals.

Chevron Corporation is one of the world's leading integrated energy companies. Through its subsidiaries that conduct business worldwide, the company is involved in virtually every facet of the energy industry. Chevron explores for, produces and transports crude oil and natural gas; refines, markets and distributes transportation fuels and lubricants; manufactures and sells petrochemicals and additives; generates power; and develops and deploys technologies that enhance business value in every aspect of the company's operations. Chevron is based in San Ramon, Calif. More information about Chevron is available at www.chevron.com.

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Contact: Sean Comey, Chevron, SeanComey@chevron.com, 925-842-5509

As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

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This news release contains forward-looking statements relating to Chevron’s operations that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “assumes,” “may,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” ”guidance,” “focus,” “on schedule,” “on track,” "is slated,” “goals,” “objectives,” “strategies,” “opportunities,” “poised” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices; changing refining, marketing and chemicals margins; the company's ability to realize anticipated cost savings and expenditure reductions; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; technological developments; the results of operations and financial condition of the company's suppliers, vendors, partners and equity affiliates, particularly during extended periods of low prices for crude oil and natural gas; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats and terrorist acts, crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries, or other natural or human causes beyond the company’s control; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic and political conditions; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government-mandated sales, divestitures, recapitalizations, industry-specific taxes, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; material reductions in corporate liquidity and access to debt markets; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company's ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 18 through 21 of the company’s 2018 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.